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                                                                    EXHIBIT 10.1

                   LICENSE AGREEMENT FOR WASTE DISPOSAL SYSTEM

     THIS LICENSE AGREEMENT FOR WASTE DISPOSAL SYSTEM (this "License Agreement") is made as of the 12th day of June, 2001, by and between MOYER PACKING COMPANY, a Pennsylvania corporation ("MOPAC") and BIOPURE CORPORATION, a Delaware corporation ("Biopure").

                                   BACKGROUND:

     A. MOPAC and Biopure are parties to that certain Agreement dated October 21, 1994, as amended pursuant to that certain Amendment to Agreement dated November 1, 1999, and that certain Second Amendment to Agreement of even date herewith (collectively, the "Supply Agreement").

     B. Pursuant to the Supply Agreement, MOPAC supplies Material to Biopure and Biopure purchases Material from MOPAC for use in Biopure's Product.

     C. Pursuant to the Supply Agreement, Biopure constructed a Separation Facility on the Land, which Separation Facility is used in connection with the processing of Materials into Product.

     D. The Land is the leasehold interest under a Ground Lease Agreement between MOPAC and Biopure (the "Lease") and is being conveyed to Biopure concurrently with the execution and delivery of this License Agreement, but without termination of the Lease.

     E. Pursuant to the Supply Agreement, MOPAC handles the process waste disposal requirements of the Separation Facility through the waste disposal system (the "System") currently in existence and used by the MOPAC Plant.

     F. Pursuant to the Supply Agreement, Biopure granted to MOPAC a stock option (the "Option") to purchase 80,000 shares of Common Stock of Biopure. The consideration to be paid by MOPAC for the Option shares is good and marketable title to the Assets, which Assets consist of: (i) the continued license to use the Spur Facility as an outside contractor, (ii) the Land, and (iii) the Waste Disposal Rights.

     G. MOPAC has exercised the Option, and, by this License Agreement, contemplated by Section IV.4(e)(2) of the Supply Agreement, the parties hereto desire to set forth the terms and conditions of Biopure's continued license to use the System.

     NOW, THEREFORE, for and in consideration of the sum of One Dollar ($1.00), and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:


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     1. Capitalized terms used herein, and not otherwise defined herein, shall have the meaning ascribed to such terms in the Supply Agreement. The recitals set forth at the beginning of this License Agreement shall be deemed to be an integral part of this License Agreement, and are hereby incorporated into this License Agreement.

     2. GRANT OF LICENSE. MOPAC hereby grants to Biopure a non-exclusive license (the "License"), pursuant to which Biopure, and Biopure's successors and assigns (collectively, "Licensee Parties"), may continue to discharge certain waste materials from the Separation Facility (specifically excluding domestic/human waste) into the System, in accordance with the terms, conditions and limitations set forth in the Supply Agreement and the Lease. From and after the date of this License Agreement and during the Term (as hereinafter defined) Biopure shall no longer be required to pay for usage of the System, as was heretofore required pursuant to Sections III.1(b) and III.3 of the Supply Agreement; provided, however, that the provisions of the Supply Agreement applicable to allocating Capital Costs in the event that the System requires a capacity increase (as described in Section III.1(c) of the Supply Agreement) remain in full force and effect.

     3. TERM OF LICENSE; TERMINATION.

          (a) TERM. The term ("Term") of the License shall commence on the date of this Agreement and shall continue for the term set forth in Section III.4 of the Supply Agreement.

          (b) DEFAULT. A party shall be in default under this License Agreement if said party fails to observe or perform its respective duties and obligations under Sections 5-8 of this License Agreement, and such failure continues for a period of fifteen (15) days after written notice from the non-breaching party, or if such observance or performance is not capable of being accomplished within such time, then within such additional reasonable time as may be necessary, provided that the cure is commenced during such fifteen (15) day period and diligently prosecuted to completion as soon as possible, and in no event later than sixty (60) days after the initial notice of default. In the event of a default, the non-breaching party shall be entitled to exercise all of its rights and remedies provided under this License Agreement, at law, in equity, and/or otherwise, each such remedy being considered cumulative. No single exercise of a remedy shall be deemed an election to forego any other remedy and any failure to pursue a remedy shall not prevent, restrict or otherwise modify its exercise subsequently.

          (c) TERMINATION. In the event that a party is in default under this License Agreement (and such default is not cured within the time frame set forth above) more than two (2) times in any period of twenty four (24) consecutive months, the non-breaching party may terminate this License Agreement by notice of such termination given in accordance with Section 9 below. It is understood and agreed that MOPAC has made no representations, warranties and/or covenants, expressed or implied, regarding the continued operation of the System.

     4. EXERCISE OF LICENSE. Biopure shall and shall cause its employees, invitees, agents and licensees, at all times, to exercise the License in compliance with the Supply Agreement and


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all applicable laws, rules and regulations of all governmental and administrative bodies and agencies, and in such manner as to avoid interference with or disruption of MOPAC's use of the System or MOPAC's business operations; provided that this Section 4 shall not be construed to prohibit the occurrence or condition of a need for a capacity increase with the attendant rights and obligations set forth in Section III.1(c) of the Supply Agreement.

     5. INDEMNIFICATION.

          (a) INDEMNIFICATION BY BIOPURE. Biopure hereby agrees to indemnify, defend and hold harmless MOPAC, and MOPAC's successors and assigns from and against all losses, liabilities, claims, demands, causes of action, damages, fines, fees, costs, including reasonable attorneys fees, whether or not covered by insurance, arising out of, resulting from or caused by Biopure, or its employees, invitees, agents or licensees, by exercise of the License or failure to comply with the provisions of this License Agreement.

          (b) INDEMNIFICATION BY MOPAC. MOPAC hereby agrees to indemnify, defend and hold harmless Biopure, and Biopure's successors and assigns, from and against all losses, liabilities, claims, demands, causes of action, damages, fines, fees, costs, including reasonable attorneys fees, whether or not covered by insurance, arising out of, resulting from or caused by MOPAC, or its employees, invitees, or agents under this License Agreement.

          (c) The obligations of each party set forth in this Section 5 shall survive termination and/or expiration of this License Agreement and/or the License herein granted.

     6. INSURANCE.

          (a) INSURANCE BY BIOPURE. Biopure shall obtain and maintain during the Term, as a condition precedent to the exercise of the License, comprehensive general liability insurance coverage in such form and issued by such insurance company or companies as shall be reasonably satisfactory to MOPAC, with coverage for bodily injury, including death, in an amount not less than Five Million Dollars ($5,000,000.00) per occurrence, and with coverage for damage to or loss or destruction of property, including loss of use thereof, in an amount not less than Five Million Dollars ($5,000,000.00). Biopure shall provide MOPAC with a certificate of such insurance naming MOPAC as an additional named insured and providing for no less than ten (10) days prior written notice before the insurance provided thereunder is terminated or modified.

          (b) INSURANCE BY MOPAC. MOPAC shall obtain and maintain during the Term, comprehensive general liability insurance coverage, with coverage for bodily injury, including death, in an amount not less than Five Million Dollars ($5,000,000.00) per occurrence and with coverage for damage to or loss or destruction of property, including loss of use thereof, in an amount not less than Five Million Dollars ($5,000,000.00).

     7. RESTORATION OF SYSTEM.


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          (a) BY BIOPURE. If the exercise by Biopure and/or the Licensee Parties of their rights and privileges under the License shall have caused damage to the System, or any part thereof, Biopure shall immediately repair all such damage, including, without limitation, remediation of any environmental damage or contamination, and upon the failure of Biopure to make such repairs or to remediate, MOPAC may proceed to have such repairs or remediation done and collect the cost of such repairs or remediation from Biopure, which Biopure hereby agrees to pay upon demand.

          (b) BY MOPAC. If the use of the System by MOPAC, its successors or assigns, shall have caused damage to the System, or any part thereof, MOPAC shall immediately repair all such damage, including, without limitation, remediation of any environmental damage or contamination, and upon the failure of MOPAC to make such repairs or to remediate, Biopure may proceed to have such repairs or remediation done and collect the cost of such repairs or remediation from MOPAC, which MOPAC hereby agrees to pay upon demand.

          (c) The obligations of each party set forth in this Section 7 shall survive termination and/or expiration of the License and/or this License Agreement.

     8. NO ADVERSE POSSESSION. Biopure covenants and agrees that neither the continued exercise of the License hereunder, nor any other use of or intrusion upon any part of the System and/or the MOPAC Plant by Biopure or any other person claiming under Biopure, shall ever be deemed to be adverse to the title or possession of MOPAC of the System and/or the MOPAC Plant, but shall be deemed to be by and with the permission of MOPAC; and no such person or entity shall ever have the right to claim rights in, over or upon the System and/or the MOPAC Plant adverse to MOPAC, by virtue of any such use, intrusion or encroachment, no matter how long continued.

     9. NOTICE. All notices and other communications which are to be given under this License Agreement shall be given in accordance with the notice provisions set forth in the Supply Agreement.

     10. BINDING EFFECT. This License Agreement shall be binding upon, and inure to the benefit of, the parties hereto, and their respective successors and assigns.

     11. AMENDMENTS. This License Agreement may not be changed or amended, except by a writing signed by each of the parties hereto.

     12. MISCELLANEOUS. This License Agreement, together with the Supply Agreement, contains the entire understanding of MOPAC and Biopure with respect to the subject matter hereof and supersedes and cancels any and all prior negotiations, discussions and agreements between MOPAC and Biopure with respect thereto. Each and every provision of this License Agreement has been mutually negotiated, prepared and drafted, and in connection with the construction of any provision hereof, no consideration shall be given to the issue of which party actually prepared, drafted, requested or negotiated any provision of this License Agreement or its deletion.


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     IN WITNESS WHEREOF, the parties hereto have executed this License Agreement the day and year above written.

                                            MOYER PACKING COMPANY

Attest: ---------------------------         By: /s/ William G. Morral
                                                --------------------------------
Name:                                       Name: William G. Morral
      -----------------------------               ------------------------------
Title:                                      Title: Senior Vice President and CFO
      -----------------------------                -----------------------------

(CORPORATE SEAL)


                                            BIOPURE CORPORATION

Attest:                                     By: /s/ Francis H. Murphy
       ----------------------------             --------------------------------
Name:                                       Name: Francis H. Murphy
      -----------------------------               ------------------------------
Title:                                      Title: CFO
      -----------------------------                -----------------------------

(CORPORATE SEAL)




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COMMONWEALTH OF PENNSYLVANIA:
                            :  ss.
COUNTY OF MONTGOMERY        :

     On the 12th day of June, A.D. 2001, before me, a Notary Public for the above County and Commonwealth of Pennsylvania, personally appeared WILLIAM G. MORRAL, who acknowledged herself/himself to be the SENIOR VICE PRESIDENT AND CFO of MOYER PACKING COMPANY, a corporation, and that she/he as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by herself/himself as SENIOR VICE PRESIDENT AND CFO.

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal.



                                       -----------------------------------
                                       Notary Public




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STATE OF PENNSYLVANIA:
                     :  ss.
COUNTY OF MONTGOMERY :

     On the 12TH day of JUNE, A.D. 2001, before me, a Notary Public for the above County and State of PENNSYLVANIA, personally appeared FRANCIS H. MURPHY, who acknowledged herself/himself to be the CFO of BIOPURE CORPORATION, a corporation, and that she/he as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by herself/himself as CFO.

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal.



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